As filed with the Securities and Exchange Commission on May 28, 2008
Registration No.  333-______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

MDU RESOURCES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-0423660
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry D. Hildestad President and Chief Executive Officer MDU Resources Group, Inc. 1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (701) 530-1000	Vernon A. Raile Executive Vice President, Treasurer and Chief Financial Officer MDU Resources Group, Inc. 1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (701) 530-1000	Walter J. Godlewski III, Esq. Thelen Reid Brown Raysman & Steiner LLP 875 Third Avenue New York, New York 10022 (212) 603-2000
 (Names, addresses and telephone numbers of agents for service)

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee
Debt securities
Common stock, one dollar ($1.00) par value
Preference share purchase rights (2)
Total	$	$
(1)  An unspecified aggregate initial offering of the securities of each identified class is being registered as may from time to time be offered by MDU Resources Group, Inc. at unspecified prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities.  In connection with the securities offered hereby, the registrant will pay “pay as you go registration fees” in accordance with Rule 456(b).
(2) Since no separate consideration is paid for the preference share purchase rights, the registration fee for these securities is included in the fee for the common stock.  The value attributable to the preference share purchase rights, if any, is reflected in the market price for the common stock.

PROSPECTUS

MDU RESOURCES GROUP, INC.

Debt Securities
Common Stock
and
Preference Share Purchase Rights

We may offer from time to time any combination of the securities described in this prospectus in one or more offerings and in amounts authorized from time to time.  We will provide the specific terms of our securities, including their offering prices, in supplements to this prospectus.  The supplements may also add, update or change information contained in this prospectus.  You should read this prospectus and any supplements carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “MDU.”  Any common stock sold in this offering will be listed on the New York Stock Exchange.

See “Risk Factors” beginning on page 5 of this prospectus and as contained in our annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, to read about certain factors you should consider before investing in the securities being offered.

Our principal executive offices are located at MDU Resources Group, Inc., 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, and our telephone number is (701) 530-1000.

We may offer our securities directly or through agents, underwriters or dealers.  The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements.  The “Plan of Distribution” section on page 31 of this prospectus provides more information on this topic.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 28, 2008.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may issue and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.  The registration statement is unlimited to the amount of securities that may be registered.  The actual amount of securities being issued from time to time will be disclosed through a prospectus supplement filed at the time of issuance.  As of the date of this prospectus, our board of directors has authorized the issuance of up to an aggregate offering price of $1,000,000,000 of any combination of securities described in this prospectus in one or more offerings.  Our board of directors reviews this authorization on a periodic basis and the aggregate amount of securities that we are authorized to issue pursuant to this registration statement may be increased in the future.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information About Us.”

For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and other reports and other information with the SEC.  You can read and copy any information filed by us with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us.  We also maintain an Internet site (http://www.mdu.com).  Information contained on our Internet site does not constitute part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with the SEC which means that we may disclose important information to you by referring you to those documents in this prospectus.  The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, after the date of this prospectus until we sell all of the securities described in this prospectus.  Any of those future filings will update, supersede and replace the information contained in any documents incorporated by reference in this prospectus at the time of the future filings.

1.	MDU Resources’ Annual Report on Form 10-K for the year ended December 31, 2007 (including portions of the Annual Report to Stockholders);

2.	MDU Resources’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2008;

3.	MDU Resources’ Current Reports on Form 8-K, filed on January 8, January 22, January 25, February 6, February 20, March 6, April 7, May 2 and May 20, 2008;

4.
MDU Resources’ Registration Statement on Form 8-A, filed September 21, 1994, Amendment No. 1 thereto, filed March 23, 2000, Amendment No. 2 thereto, filed March 10, 2003, Amendment No. 3 thereto, filed January 21, 2004 and Amendment No. 4 thereto, filed June 27, 2007;

5.	MDU Resources’ Registration Statement on Form 8-A filed November 12, 1998, and Amendment No. 1 thereto, filed March 23, 2000; and

6.	Proxy Statement for an annual meeting of stockholders held on April 22, 2008.

You may request a copy of these documents, at no cost to you, by writing or calling Office of the Treasurer, MDU Resources Group, Inc., 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.

You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement.  We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information.  We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer is not permitted.  You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of such document or that the information incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference.

FORWARD-LOOKING STATEMENTS

This document contains or incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words "anticipates," "estimates," "expects," "intends," "plans," "predicts" and similar expressions, and include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. From time to time, we may publish or otherwise make available forward-looking statements of this nature.

Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Nonetheless, our expectations, beliefs or projections may not be achieved or accomplished.

Any forward-looking statement contained in this document or any document incorporated by reference into this document speaks only as of the date on which the statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of the factors, nor can we assess the effect of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. All forward-looking statements, whether written or oral and whether made by or on behalf of us, are expressly qualified by the risk factors and cautionary statements contained in or incorporated by reference into this prospectus, including statements contained within “Risk Factors” beginning on page 5.

MDU RESOURCES GROUP, INC.

We are a diversified natural resource company, which was incorporated under the laws of the state of Delaware in 1924.  Our principal executive offices are at 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506-5650, telephone (701) 530-1000.

Montana-Dakota Utilities Co., one of our public utility divisions, through the electric and natural gas distribution segments, generates, transmits and distributes electricity and distributes natural gas in Montana, North Dakota, South Dakota and Wyoming.  Great Plains Natural Gas Co., another one of our public utility divisions, distributes natural gas in western Minnesota and southeastern North Dakota.  Cascade Natural Gas Corporation, a wholly owned subsidiary, distributes natural gas in Washington and Oregon. These operations also supply related value-added products and services.

Through our wholly owned subsidiary, Centennial Energy Holdings, Inc., we own WBI Holdings, Inc., Knife River Corporation, MDU Construction Services Group, Inc., Centennial Energy Resources LLC and Centennial Holdings Capital LLC.

WBI Holdings is comprised of the pipeline and energy services and the natural gas and oil production segments.  The pipeline and energy services segment provides natural gas transportation, underground storage and gathering services through regulated and nonregulated pipeline systems primarily in the Rocky Mountain and northern Great Plains regions of the United States.  The pipeline and energy services segment also provides energy-related management services.  The natural gas and oil production segment is engaged in natural gas and oil acquisition, exploration, development and production activities in the Rocky Mountain and Mid-Continent regions of the United States and in and around the Gulf of Mexico.

Knife River is comprised of the construction materials and contracting segment.  Knife River mines aggregates and markets crushed stone, sand, gravel and related construction materials, including ready-mixed concrete, cement, asphalt, liquid asphalt and other value-added products.  It also performs integrated construction services. Knife River operates in the central, southern and western United States, and Alaska and Hawaii

MDU Construction Services is comprised of the construction services segment.  MDU Construction Services specializes in electric line construction, pipeline construction, utility excavation, inside electrical wiring, cabling and mechanical work, fire protection and the manufacture and distribution of specialty equipment.

Centennial Resources owns interests in the companies owning certain electric transmission lines in Brazil, which are reflected in the other category.

Centennial Capital insures various types of risks as a captive insurer for certain of our subsidiaries.  The function of the captive insurer is to fund the deductible layers of the insured companies’ general liability and automobile liability coverages.  Centennial Capital also owns certain real and personal property.  These activities are reflected in the other category.

RISK FACTORS

Investing in the securities involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in our annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information that we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing us. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for the periods indicated:

Fiscal Years Ended December 31,
2007	2006	2005	2004	2003

6.5	6.5	6.7	4.8	4.7

Our ratio of earnings to fixed charges for the three months ended March 31, 2008 was 5.9.

USE OF PROCEEDS

Except as may otherwise be set forth in the prospectus supplement, the net proceeds from the sale of the securities will be added to our general funds and may be used for the refunding of outstanding debt obligations, for corporate development purposes (including the potential acquisition of businesses and/or business assets), and for other general business purposes.

DESCRIPTION OF THE DEBT SECURITIES

The following description sets forth the general terms and provisions of the Debt Securities that we may offer by this prospectus.  We will describe the particular terms of the Debt Securities, and provisions that vary from those described below, in one or more prospectus supplements.

We may issue the Debt Securities from time to time in the future, in one or more series, under the Indenture, dated as of December 15, 2003, between us and The Bank of New York, as trustee, or the Indenture Trustee, which may be amended and supplemented from time to time (the “Indenture”).  The Indenture and its associated documents contain the full legal text of the matters described in this section.  Because this section is a summary, it does not describe every aspect of the Debt Securities or the Indenture.  This summary is subject to and qualified in its entirety by reference to all the provisions of the Indenture, including definitions of some of the terms used in the Indenture.  We also include references in parentheses to some of the sections of the Indenture.  The Indenture is on file with the SEC and is incorporated by reference in this prospectus.  You should read the Indenture for a complete understanding of all of its provisions.  This summary also is subject to and qualified by reference to the description of the particular terms of each series of Debt Securities described in the applicable prospectus supplement or supplements.  The Indenture has been qualified under the Trust Indenture Act, and you should also refer to the Trust Indenture Act for provisions that apply to the Debt Securities.

There is no requirement under the Indenture that future issuances of debt securities be issued exclusively under the Indenture, and we will be free to employ other indentures or agreements containing provisions different from those included in the Indenture or applicable to one or more issues of debt securities, in connection with future issues of the other debt securities.

General

The Indenture permits us to issue an unlimited amount of Debt Securities from time to time.  All Debt Securities of any one series need not be issued at the same time, and a series may be reopened for issuances of additional Debt Securities of that series.  This means that we may from time to time, without the consent of the existing holders of the Debt Securities of any series, create and issue additional Debt Securities of a series having the same terms and conditions as the previously-issued Debt Securities of that series in all respects, except for issue date, issue price and, if applicable, the initial interest payment on those additional Debt Securities.  Additional Debt Securities issued in this manner will be consolidated with, and will form a single series with, the previously-issued Debt Securities of that series.  For more information, see the discussion below under “Issuance of Additional Debt Securities.”

Until the Release Date (described below), the Debt Securities will be issued on the basis of, and primarily secured by, (a) the lien of one or more series of First Mortgage Bonds issued by us under the Mortgage (as these terms are defined below under DESCRIPTION OF THE FIRST MORTGAGE BONDS) and any other Class A Bonds issued by us and delivered by us to the Indenture Trustee and (b) the lien of the Indenture on our Electric and Gas Utility Property (as defined below under “Lien of the Indenture”).  On the Release Date, the Debt Securities will cease to be secured and will become our unsecured general obligations, ranking on a parity with our other senior unsecured indebtedness.  For more information, see the discussions below under “Security,”  “Issuance of Additional Debt Securities” and “Discharge of Lien; Release Date”).  As discussed below under “Discharge of Lien; Release Date”, we may, at any time and subject to satisfying certain specified conditions, require that any debt issued under the Indenture be unsecured and rank equally with our unsecured and unsubordinated debt.

A prospectus supplement and an officer’s certificate relating to any series of Debt Securities being offered will include specific terms relating to that offering.  These terms will include some or all of the following terms that apply to that series:

•	the title of the Debt Securities;

•	any limit upon the total principal amount of the Debt Securities;

•	the dates, or the method to determine these dates, on which the principal of the Debt Securities will be payable and how it will be paid;

•
the interest rate or rates which the Debt Securities will bear, or how the rate or rates will be determined, the interest payment dates for the Debt Securities and the regular record dates for interest payments;

•	any right to delay the interest payments for the Debt Securities;

•	the percentage, if less than 100%, of the principal amount of the Debt Securities that will be payable if the maturity of the Debt Securities is accelerated;

•	any date or dates on which the Debt Securities may be redeemed at our option and any restrictions on those redemptions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

•	any additions to the events of default under the Indenture or additions to our covenants under the Indenture for the benefit of the holders of Debt Securities;

•	if the Debt Securities will be issued in denominations other than multiples of $1,000;

•
if payments on the Debt Securities may be made in a currency or currencies other than United States dollars; and, if so, the means through which the equivalent principal amount of any payment in United States dollars is to be determined for any purpose;

•	any rights or duties of another entity to assume our obligations with respect to the Debt Securities;

•	any collateral, security, assurance or guarantee for the Debt Securities; and

•	any other terms of the Debt Securities not inconsistent with the terms of the Indenture.

(Indenture, Section 301.)

We may sell Debt Securities at a discount below their principal amount.  United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the prospectus supplement.  In addition, important United States federal income tax or other tax considerations applicable to any Debt Securities denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.

Except as may otherwise be described in the applicable prospectus supplement, the covenants contained in the Indenture will not afford holders of Debt Securities protection in the event of a highly-leveraged transaction involving us.

Redemption

We will set forth any terms for the redemption of Debt Securities of any series in the applicable prospectus supplement.  Unless we indicate differently in a prospectus supplement, and except with respect to Debt Securities redeemable at the option of the holder of those Debt Securities, Debt Securities will be redeemable upon notice to holders by mail at least 30 days prior to the redemption date. (Indenture, Section 504.)  If less than all of the Debt Securities of any series or any tranche thereof are to be redeemed, the Indenture Trustee will select the Debt Securities to be redeemed.  In the absence of any provision for selection, the Indenture Trustee will choose a method of random selection as it deems fair and appropriate.  (Indenture, Section 503.)

Debt securities will cease to bear interest on the redemption date.  We will pay the redemption price and any accrued interest to the redemption date upon surrender of any Debt Security for redemption.  (Indenture, Section 505.)  If only part of a Debt Security is redeemed, the Indenture Trustee will deliver to the holder of the Debt Security a new Debt Security of the same series for the remaining portion without charge.  (Indenture, Section 506.)

We may make any redemption at our option conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price.  If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the Debt Securities.  (Indenture, Section 504.)

Payment and Paying Agents

Except as may be provided in the applicable prospectus supplement, interest, if any, on each Debt Security payable on any interest payment date will be paid to the person in whose name that Debt Security is registered at the close of business on the regular record date for that interest payment date.  However, interest payable at maturity will be paid to the person to whom the principal is paid.  If there has been a default in the payment of interest on any Debt Security, the defaulted interest may be paid to the holder of that Debt Security as of the close of business on a date between 10 and 15 days before the date proposed by us for payment of the defaulted interest or in any other manner permitted by any securities exchange on which that Debt Security may be listed, if the Indenture Trustee finds it workable.  (Indenture, Section 307.)

Unless otherwise specified in the applicable prospectus supplement, principal, premium, if any, and interest on the Debt Securities at maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Bank of New York, in the city of New York, as our paying agent.  However, we may choose to make payment of interest by check mailed to the address of the persons entitled to payment.  We may change the place of payment on the Debt Securities, appoint one or more additional paying agents (including MDU) and remove any paying agent, all at our discretion.  (Indenture, Section 702.)

Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series or tranche, of authorized denominations and with the same terms and principal amount, at the offices of the Indenture Trustee in New York, New York.  (Indenture, Section 305.)  We may designate one or more additional places, or change the place or places previously designated, for registration of transfer and exchange of the Debt Securities.  (Indenture, Section 702.)  Unless otherwise specified in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange of the Debt Securities.  However, we may require payment to cover any tax or other governmental charge that may be imposed in connection with a registration of transfer or exchange.  We will not be required to execute or to provide for the registration, transfer or exchange of any Debt Security

•	during the 15 days before an interest payment date;

•	during the 15 days before giving any notice of redemption; or

•	selected for redemption except the unredeemed portion of any Debt Security being redeemed in part.

(Indenture, Section 305.)

Security

Except as described below under this heading and under “Issuance of Additional Debt Securities,” and subject to the exceptions discussed under “Discharge of Lien; Release Date,” all Debt Securities will be secured, equally and ratably, by:

(1)
the first lien of an equal principal amount of First Mortgage Bonds delivered by us to the Indenture Trustee, and other Class A Bonds as described below; as discussed under DESCRIPTION OF THE FIRST MORTGAGE BONDS – “Security and Priority,” the Mortgage constitutes a first mortgage lien on the Mortgaged Property; and

(2)
the lien of the Indenture, which is junior to the lien of the Mortgage, upon our Electric and Gas Utility Property (as defined below under Lien of the Indenture).  If we acquire any property that is subject to a Class A Mortgage (as described below), the lien of the Indenture would be junior to the lien of that Class A Mortgage with respect to any of our Electric and Gas Utility Property subject to the lien of that Class A Mortgage.

See “Discharge of Lien; Release Date” for a discussion of provisions of the Indenture pursuant to which, subject to the satisfaction of the specified conditions, the lien of the Indenture would be discharged and the Debt Securities would become our unsecured obligations.

Class A Bonds

As discussed below under “Consolidation, Merger and Conveyance of Assets,” we will be permitted to merge or consolidate with another company upon meeting specified requirements.  Following a merger or consolidation of another company into us, we could deliver to the Indenture Trustee first mortgage bonds issued under an existing mortgage on the properties of the other company as the basis for the issuance of additional Debt Securities.  In this event, the Debt Securities would be secured, additionally, by the first lien of the first mortgage bonds and by the lien of the Indenture on the mortgaged property acquired from the other company, which would be junior to the lien of the existing mortgage.  The Mortgage and all the other mortgages are collectively referred to in this document as the “Class A Mortgages,” and all first mortgage bonds issued under the Class A Mortgages are collectively referred to in this document as the “Class A Bonds.”  (Indenture, Section 1706.)

Class A Bonds, including First Mortgage Bonds, that are the basis for the authentication and delivery of Debt Securities (a) will be delivered to, and registered in the name of, the Indenture Trustee or its nominee and will be owned and held by the Indenture Trustee, subject to the provisions of the Indenture, for the benefit of the holders of all Debt Securities outstanding from time to time; (b) will mature or be subject to mandatory redemption on the same dates, and in the same principal amounts, as the Debt Securities; and (c)(i) may, but need not, bear interest and (ii) may, but need not, contain provisions for their redemption at our option, any redemption to be made at a redemption price or prices not less than the principal amount of the Class A Bonds.  (Indenture, Sections 1602 and 1701.)  To the extent that Class A Bonds do not bear interest, holders of Debt Securities will not have the benefit of the lien of a Class A Mortgage in respect of an amount equal to accrued interest, if any, on the Debt Securities; however, the holders will nevertheless have the benefit of the lien of the Indenture in respect of the amount of accrued interest.

Any payment by us of principal of or premium or interest on the Class A Bonds delivered to and held by the Indenture Trustee will be applied by the Indenture Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the Debt Securities which is then due.  Our obligation under the Indenture to make payment in respect of the Debt Securities will be deemed satisfied and discharged to the extent of the payment.  If, at the time of any payment of principal of Class A Bonds, there is no principal then due in respect of the Debt Securities, the proceeds of the payment will constitute “Funded Cash” and will be held by the Indenture Trustee as part of the collateral for the Debt Securities, to be withdrawn, used or applied as provided in the Indenture.  If, at the time of any payment of premium or interest on Class A Bonds, there is no premium or interest then due on the Debt Securities, the payment will be remitted to us at our request; except that, if any event of default under the Indenture, as described below, has occurred and is continuing, the payment will be held as part of the collateral for the Debt Securities until the event of default under the Indenture has been cured or waived.  (Indenture, Section 1702.)  See “Withdrawal of Cash” below.

Any payment by us on Debt Securities authenticated and delivered on the basis of the delivery to the Indenture Trustee of Class A Bonds (other than by application of the proceeds of a payment in respect of the Class A Bonds) will, to that extent, be deemed to satisfy and discharge our obligations, if any, to make a corresponding payment, in respect of the Class A Bonds which is then due.  (Indenture, Section 1702.)

The Indenture Trustee may not sell, assign or otherwise transfer any Class A Bonds except to a successor trustee under the Indenture.  (Indenture, Section 1704.)  At the time any Debt Securities that have been authenticated and delivered upon the basis of Class A Bonds cease to be outstanding (other than as a result of the application of the proceeds of the payment or redemption of the Class A Bonds), the Indenture Trustee will surrender to us, or upon our order, an equal principal amount of the Class A Bonds.  (Indenture, Section 1703.)

When the aggregate principal amount of all Class A Bonds outstanding under all Class A Mortgages, other than those held by the Indenture Trustee, does not exceed the greater of 5% of the net book value of our Electric and Gas Utility Property (as described below) or 5% of our Capitalization (as described below), then, at our request and subject to satisfaction of specified conditions, the Class A Bonds held by the Indenture Trustee will be deemed satisfied and discharged, the Indenture Trustee will surrender the Class A Bonds for cancellation, and the Debt Securities will become our senior unsecured debt, subject to Permitted Secured Debt and the exceptions described below.  (Indenture, Section 1811.)  See “Discharge of Lien; Release Date” below.

At the date of this prospectus, the only Class A Mortgage is the Mortgage, and the only Class A Bonds issuable at this time are First Mortgage Bonds issuable under the Mortgage.  When all of the outstanding First Mortgage Bonds which are not held by the Indenture Trustee do not exceed the greater of 5% of the net book value of our Electric and Gas Utility Property or 5% of our Capitalization, and assuming no other Class A Mortgage exists at the time, the Indenture may become unsecured.  At the date of this prospectus, the test for the Indenture and the Debt Securities to become unsecured has been satisfied but the lien of the Indenture has not been discharged.

“Capitalization” means the total of all the following items appearing on, or included in, our unconsolidated balance sheet; (i) liabilities for indebtedness maturing more than 12 months from the date of determination, and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on common stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury, if any.  Capitalization is determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged, and may be determined as of the date not more than 60 days prior to the happening of the event for which the determination is being made.

Lien of the Indenture

The Indenture creates a lien on substantially all of our fixed electricity generation, transmission and distribution, and natural gas distribution, properties owned by us immediately prior to July 1, 2000, together with improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of these properties, other than Excepted Property (as defined below).  At the date of this prospectus, these properties are located in the states of North Dakota, South Dakota, Montana and Wyoming.  These properties, regardless of whether the Release Date has occurred, are sometimes referred to as our “Electric and Gas Utility Property.”  At the

date of this prospectus, substantially all of this property is included within the category of property, plant and equipment on our balance sheet, this property had a net book value as of March 31, 2008 of approximately $558.8 million and this property, while subject to the lien of the Indenture, is also subject to the prior lien of the Mortgage.  For so long as the Release Date has not occurred, the Debt Securities will have the benefit of the first mortgage lien of the Mortgage on the Mortgaged Property to the extent of the aggregate principal amount of First Mortgage Bonds held by the Indenture Trustee, and also the benefit of the lien of any additional Class A Mortgage on any property subject to that Class A Mortgage to the extent of the aggregate principal amount of Class A Bonds, issued under that Class A Mortgage, held by the Indenture Trustee.

Permitted Liens

The lien of the Indenture is subject to Permitted Liens described in the Indenture. These Permitted Liens include liens existing at the execution date of the Indenture such as the lien of the Mortgage, liens on property at the time we acquire the property such as the lien of any other Class A Mortgage, tax liens and other governmental charges which are not delinquent or which are being contested in good faith, mechanics’, construction and materialmen’s liens, specified judgment liens, easements, reservations and rights of others (including governmental entities) in, and defects of title in, our property, specified leases and leasehold interests, liens to secure public obligations, rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by us or by others on our property, rights and interests of Persons other than us arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those Persons in the property, liens which have been bonded or for which other security arrangements have been made, liens created in connection with the issuance of tax-exempt bonds, purchase money liens and liens related to the construction or acquisition of property, or the development or expansion of property, liens which secure specified Debt Securities equally and ratably with other obligations, and additional liens on any of our property (other than Excepted Property, as described below) to secure debt for borrowed money in an aggregate principal amount not exceeding the greater of 10% of our Net Tangible Assets (as described below) or 10% of our Capitalization.  (Indenture, Granting Clauses and Sections 101 and 707.)

The Indenture provides that the Indenture Trustee will have a lien, prior to the lien on behalf of the holders of Debt Securities, upon the collateral for the Debt Securities for the payment of its reasonable compensation and expenses and for indemnity against specified liabilities.  (Indenture, Section 1007.)  This lien would be a Permitted Lien under the Indenture.

Excepted Property

The lien of the Indenture does not cover, among other things, the following types of property:

•
all properties acquired by us on or after July 1, 2000, including the properties acquired in the merger with Great Plains Energy Corp. and Great Plains Natural Gas Co. (which include all our gas distribution properties located in the state of Minnesota and certain gas distribution properties located in the southeastern part of North Dakota) and the properties acquired in the merger with Cascade Natural Gas Corporation (which include all our gas distribution properties located in the states of Washington and Oregon), but excluding improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of the fixed electricity generation, transmission and distribution, and natural gas distribution, properties owned by us immediately prior to July 1, 2000 unless otherwise excepted from the lien of the Indenture;

•
all property of subsidiaries, including Centennial Energy Holdings, Inc., WBI Holdings, Inc., Knife River Corporation, MDU Construction Services Group, Inc., Centennial Energy Resources LLC, Centennial Holdings Capital LLC, Centennial Energy Resources International, Inc., Fidelity Exploration & Production Company and any other subsidiaries;

•
all cash and securities (including the capital stock of the subsidiaries mentioned in the preceding bullet and any other subsidiaries) not paid, deposited or held under the Indenture, and all policies of insurance on the lives of our officers;

•	all contracts, leases and other agreements of all kinds, contract rights, bills, notes and other instruments, accounts receivable, transition property, claims, demands and judgments;

•	all governmental and other licenses, permits, franchises, consents and allowances; intellectual property rights and other general intangibles;

•	all vehicles, movable equipment, aircraft and vessels;

•
all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of our business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

•	all electric energy, gas, steam and other materials and products generated, manufactured, produced or purchased by us for sale, distribution or use in the ordinary course and conduct of our business;

•
all property which is the subject of a lease agreement designating us as lessee, and all our right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security;

•	all property which prior to the execution date of the Indenture has been released from the lien of the Mortgage;

•	all property which subsequent to the execution date of the Indenture has been released from the lien of the Indenture; and

•	any and all property not acquired or constructed by us for use in our electricity generation, transmission and distribution, and natural gas distribution business.

We sometimes refer to property of ours not covered by the lien of the Indenture as “Excepted Property.”  (Indenture, Granting Clauses.)

We may enter into supplemental indentures with the Indenture Trustee, without the consent of the holders, in order to subject additional property (including property that would otherwise be excepted from the lien) to the lien of the Indenture.  (Indenture, Section 1301.)  This property would then constitute Property Additions and part of the collateral for the Debt Securities, and would be available as a basis for the issuance of Debt Securities.  See “Issuance of Additional Debt Securities.”

The Indenture provides that after-acquired properties (other than Excepted Property) that are improvements, extensions or additions to, or renewals, replacements or substitutions of or for, any part or parts of our Electric and Gas Utility Property will be subject to the lien of the Indenture.  (Indenture, Second Granting Clause.)  We may also elect to subject additional property to the lien of the Indenture by amending the Indenture.

See “Discharge of Lien; Release Date” for a discussion of provisions of the Indenture pursuant to which, subject to the satisfaction of specified conditions, all the collateral for the Debt Securities would be released from the lien of the Indenture, the Class A Bonds held by the Indenture Trustee would be surrendered for cancellation, and Debt Securities would become our unsecured obligations.

Issuance of Additional Debt Securities

Subject to the issuance restrictions described below, the maximum principal amount of Debt Securities that may be authenticated and delivered under the Indenture is unlimited.  (Indenture, Section 301.)  Prior to the Release Date, Debt Securities of any series may be issued from time to time on the basis of, and in an aggregate principal amount not exceeding:

•	the aggregate principal amount of Class A Bonds delivered to the Indenture Trustee;

•
70% of the Cost or Fair Value to us (whichever is less) of Property Additions (as described below) which do not constitute Funded Property (generally, Property Additions which have been made the basis of the authentication and delivery of Debt Securities, the release of collateral for the Debt Securities or the withdrawal of cash, which have been substituted for retired Funded Property or which have been used for other specified purposes) after specified deductions and additions, primarily including adjustments to offset property retirements;

•
the aggregate principal amount of retired Debt Securities, but if Class A Bonds had been made the basis for the authentication and delivery of the retired Debt Securities, only after the discharge of the related Class A Mortgage; or

•	an amount of cash deposited with the Indenture Trustee.

(Indenture, Sections 1602 through 1605.)

Property Additions generally include any property that is owned by us and is subject to the lien of the Indenture.  (Indenture, Section 103.)

We expect that, until the Release Date, we will issue Debt Securities primarily on the basis of First Mortgage Bonds.  However, we have the right to issue additional Debt Securities on the basis of Property Additions, retired Debt Securities and cash deposits, and Class A Bonds not issued under the Mortgage.

Release of Property

Unless an event of default under the Indenture has occurred and is continuing, we may obtain the release from the lien of the Indenture of any collateral for the Debt Securities, except for cash held by the Indenture Trustee, upon delivery to the Indenture Trustee of an amount in cash equal to the amount, if any, by which the Cost of the property to be released (or, if less, the Fair Value to us of the property at the time it became Funded Property) exceeds the aggregate of:

•	an amount equal to the aggregate principal amount of obligations secured by Purchase Money Liens upon the property to be released and delivered to the Indenture Trustee;

•
an amount equal to the Cost or Fair Value to us (whichever is less) of certified Property Additions not constituting Funded Property after specified deductions and additions, primarily including adjustments to offset property retirements (except that these adjustments need not be made if the Property Additions were acquired or made within the 90-day period preceding the release);

•	the aggregate principal amount of Debt Securities that we would be entitled to issue on the basis of retired Debt Securities (with the entitlement being waived by operation of the release);

•
any amount of cash and/or an amount equal to the aggregate principal amount of obligations secured by Purchase Money Liens upon the property released delivered to the trustee or other holder of a lien prior to the lien of the Indenture, subject to specified limitations described below;

•	the aggregate principal amount of Debt Securities delivered to the Indenture Trustee (with the Debt Securities to be canceled by the Indenture Trustee); and

•	any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released.

(Indenture, Section 1803.)

Property that is not Funded Property may generally be released from the lien of the Indenture without depositing any cash or property with the Indenture Trustee as long as (a) the aggregate amount of Cost or Fair Value to us (whichever is less) of all Property Additions which do not constitute Funded Property (excluding the property to be released) after some deductions and additions, primarily including adjustments to offset property retirements, is not less than zero or (b) the Cost or Fair Value (whichever is less) of property to be released does not exceed the aggregate amount of the Cost or Fair Value to us (whichever is less) of Property Additions acquired or made within the 90-day period preceding the release.  (Indenture, Section 1804.)

The Indenture provides simplified procedures for the release of property which has been released from the lien of a Class A Mortgage, minor properties and property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Indenture Trustee.  (Indenture Sections 1802, 1805, 1807 and 1808.)

If we retain any interest in any property released from the lien of the Indenture, the Indenture will not become a lien on the property or the interest in the property or any improvements, extensions or additions to, or any renewals, replacements or substitutions of or for, any part or parts of the property.  (Indenture, Section 1810.)

Withdrawal of Cash

Unless an event of default under the Indenture has occurred and is continuing, and subject to specified limitations, cash held by the Indenture Trustee may, generally, (1) be withdrawn by us (a) to the extent of the Cost or Fair Value to us (whichever is less) of Property Additions not constituting Funded Property, after specified deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired or made within the 90-day period preceding the withdrawal) or (b) in an amount equal to the aggregate principal amount of Debt Securities that we would be entitled to issue on the basis of retired Debt Securities (with the entitlement to the issuance being waived by operation of the withdrawal) or (c) in an amount equal to the aggregate principal amount of any outstanding Debt Securities delivered to the Indenture Trustee, or (2) upon our request, be applied to (a) the purchase of Debt Securities or (b) the payment (or provision for payment) at stated maturity of any Debt Securities or the redemption (or provision for payment) of any Debt Securities which are redeemable (Indenture, Section 1806); except that cash deposited with the Indenture Trustee as the basis for the authentication and delivery of Debt Securities, as well as cash representing a payment of principal of Class A Bonds, may, in addition, be withdrawn in an amount equal to the aggregate principal amount of Class A Bonds delivered to the Indenture Trustee.  (Indenture, Sections 1605 and 1702.)

Discharge of Lien; Release Date

At any time when the aggregate principal amount of all Class A Bonds outstanding under all Class A Mortgages, other than those held by the Indenture Trustee, does not exceed the greater of 5% of the net book value of our Electric and Gas Utility Property or 5% of our Capitalization, the Indenture may be amended and supplemented, without the consent of the holders of Debt Securities or any other Debt Securities, to eliminate all terms and conditions relating to collateral for the Debt Securities, with the result that our obligations under the Indenture and the Debt Securities would be entirely unsecured.  We refer to the date on which the elimination of collateral occurs as the “Release Date.”  As of the date of this prospectus, the test for making our obligations under the Indenture and the Debt Securities unsecured has been met but we have not yet sought to satisfy the conditions to establish the Release Date.

The occurrence of the Release Date is subject to our delivery of the following documents to the Indenture Trustee:

•
a company order requesting execution and delivery by the Indenture Trustee of a supplemental indenture and other instruments necessary to discharge, cancel, terminate or satisfy the lien of the Indenture;

•	an officer’s certificate stating that

(1)	to the knowledge of the officer, no event of default under the Indenture has occurred and is continuing; and

(2)
the aggregate principal amount of all Class A Bonds outstanding under all Class A Mortgages, other than those held by the Indenture Trustee, does not exceed the greater of 5% of the net book value of our Electric and Gas Utility Property or 5% of our Capitalization; and

•	an opinion of counsel to the effect that none of our Electric and Gas Utility Property, other than Excepted Property, is subject to any lien other than the lien of the Indenture and Permitted Liens.

Upon the execution and delivery of the amendment of the Indenture as contemplated above, the lien of the Indenture will be deemed to have been satisfied and discharged and the Indenture Trustee will release the collateral for the Debt Securities from the lien of the Indenture and surrender all Class A Bonds held by the Indenture Trustee under the Indenture to the respective Class A Trustee for cancellation.  (Indenture, Section 1811.)

As of March 31, 2008, we had $50.5 million aggregate principal amount of First Mortgage Bonds outstanding, $30.0 of which were held by the Indenture Trustee for the benefit of holders of debt securities that were previously issued under the Indenture.  The aggregate principal amount of our outstanding first mortgage bonds, other than those held by the Indenture Trustee, was $20.5 million and satisfies the lien release requirements under the Indenture.

Limitation on Secured Debt

So long as any of the Debt Securities remain outstanding, we will not issue any Secured Debt other than Permitted Secured Debt (in each case as defined below) without the consent of the holders of a majority in principal amount of the outstanding Debt Securities of all series with respect to which this covenant is made, considered as one class; provided, however, that this covenant will not prohibit the creation or existence of any Secured Debt if either:

•	we make effective provision whereby all Debt Securities then outstanding will be secured equally and ratably with the Secured Debt; or

•
we deliver to the Indenture Trustee bonds, notes or other evidences of indebtedness secured by the lien which secures the Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the Debt Securities then outstanding and meeting other requirements set forth in the Indenture.

“Secured Debt” means Debt created, issued, incurred or assumed by us which is secured by a lien upon any of our property (other than Excepted Property).  For purposes of this covenant, any Capitalized Lease Liabilities will be deemed to be Debt secured by a lien on our property.

“Debt” means:

•	our indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay the borrowed money;

•	any guaranty by us of any indebtedness of another person; and

•	any Capitalized Lease Liabilities.

“Debt” does not include, among other things:

•	indebtedness under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services;

•	any trade obligations (including any obligations under power or other commodity purchase agreements and any associated hedges or derivatives) or other obligations in the ordinary course of business;

•	obligations under any lease agreement that are not Capitalized Lease Liabilities; or

•
any liens securing indebtedness, neither assumed nor guaranteed by us nor on which we customarily pay interest, existing upon real estate or rights in or relating to real estate acquired by us for substation, transmission line, transportation line, distribution line or right of way purposes.

“Permitted Secured Debt” means, as of any particular time:

•	Class A Bonds and Debt Securities issued prior to the Release Date;

•
Secured Debt which matures less than one year from the date of the issuance or incurrence and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any the Secured Debt by or with Secured Debt that matures less than one year from the date of the refunding, refinancing and/or replacement and is not extendible at the option of the issuer;

•
Secured Debt secured by Purchase Money Liens or any other liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by us, and any refundings, refinancings and/or replacements of any the Secured Debt; provided, however, that no Purchase Money Lien or other Lien of this type will extend to or cover any of our property other than (1) the property so acquired and improvements, extensions and additions to the property and renewals, replacements and substitutions of or for the property or any part or parts of the property and (2) with respect to Purchase Money Liens, other property subsequently acquired by us;

•
Secured Debt relating to governmental obligations the interest on which is not included in gross income for purposes of federal income taxation pursuant to Section 103 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by us, to the extent that the lien which secures the Secured Debt is required either by applicable law or by the issuer of the governmental obligations or is otherwise necessary in order to establish or maintain the exclusion from gross income; and any refundings, refinancings and/or replacements of any Secured Debt by or with similar Secured Debt;

•
Secured Debt (i) which is related to the construction or acquisition of property not previously owned by us or (ii) which is related to the financing of a project involving the development or expansion of our property and (iii) in either case, the obligee in respect of which has no recourse to us or any of our property other than the property constructed or acquired with the proceeds of the transaction or the project financed with the proceeds of the transaction (or the proceeds of the property or the project); and any refundings, refinancings and/or replacements of any Secured Debt by or with Secured Debt described in clause (iii) above; and

•
in addition to the Permitted Secured Debt described above, Secured Debt not otherwise so permitted in an aggregate principal amount not exceeding the greater of 10% of our Net Tangible Assets or 10% of our Capitalization.

“Net Tangible Assets” means the amount shown as total assets on our unconsolidated balance sheet, less (i) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and other regulatory assets carried as assets on our unconsolidated balance sheet and (ii) appropriate adjustments, if any, on account of minority interests.  Net Tangible Assets will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged.

“Capitalized Lease Liabilities” means the amount, if any, shown as liabilities on our unconsolidated balance sheet for capitalized leases of electric transmission and distribution property not owned by us, which amount will be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged.

(Indenture, Section 707.)

Defeasance

We will be discharged from our obligations on the Debt Securities of a particular series if we irrevocably deposit with the Indenture Trustee or any paying agent, other than us, sufficient cash or government securities to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of Debt Securities.  (Indenture, Section 801.)

Consolidation, Merger and Conveyance of Assets

Under the terms of the Indenture, we may not consolidate with or merge into any other entity or convey, transfer or lease as or substantially as an entirety to any entity our Electric and Gas Utility Property, unless:

•
the surviving or successor entity, or an entity which acquires by conveyance or transfer or which leases our Electric and Gas Utility Property as, or substantially as, an entirety, is organized and validly existing under the laws of any domestic jurisdiction and it expressly assumes our obligations on all Debt Securities then outstanding under the Indenture and if the consolidation, merger, conveyance, sale or other transfer occurs prior to the Release Date, confirms the lien of the Indenture on the collateral for the Debt Securities;

•
in the case of a lease, the lease is made expressly subject to termination by us or by the Indenture Trustee and by the purchaser of the property so leased at any sale thereof at any time during the continuance of an event of default under the Indenture;

•	we shall have delivered to the Indenture Trustee an officer’s certificate and an opinion of counsel as provided in the Indenture; and

•
immediately after giving effect to the transaction, no event of default under the Indenture, or event which, after notice or lapse of time or both, would become an event of default under the Indenture, shall have occurred and be continuing.

(Indenture, Section 1201.) In the case of the conveyance or other transfer of the Electric and Gas Utility Property as or substantially as an entirety to any other person, upon the satisfaction of all the conditions described above, we would be released and discharged from all our obligations under the Indenture and on the Debt Securities then outstanding unless we elect to waive release and discharge.  (Indenture, Section 1204.)

The Indenture does not prevent or restrict:

•
any conveyance or other transfer, or lease, of any part of our Electric and Gas Utility Property that does not constitute the entirety, or substantially the entirety, of our Electric and Gas Utility Property; or (Indenture, Section 1205.)

•
any conveyance, transfer or lease of any of our properties where we retain Electric and Gas Utility Property with a fair value in excess of 143% of the aggregate principal amount of all outstanding Debt Securities, and any other outstanding debt securities that rank equally with, or senior to, the Debt Securities with respect to the Electric and Gas Utility Property, other than any Class A Bonds held by the Indenture Trustee.  This fair value will be determined within 90 days of the conveyance, transfer or lease by an independent expert that we select and that is approved by the Indenture Trustee.  (Indenture, Section 1206.)

The terms of the Indenture do not restrict us in a merger in which we are the surviving entity.  (Indenture, Section 1205.)

Events of Default

“Event of default,” when used in the Indenture with respect to Debt Securities, means any of the following:

•	failure to pay interest on any Debt Security for 30 days after it is due;

•	failure to pay the principal of or any premium on any Debt Security when due;

•
failure to perform any other covenant in the Indenture that continues for 90 days after we receive written notice from the Indenture Trustee, or we and the Indenture Trustee receive a written notice from the holders of at least 33% in aggregate principal amount of the outstanding Debt Securities;

•	events of bankruptcy, insolvency or our reorganization as specified in the Indenture;

•
as long as the Indenture Trustee holds any outstanding Class A Bonds which were delivered as the basis for the authentication and delivery of outstanding Debt Securities, the occurrence of a matured event of default under the related Class A Mortgage (other than a matured event of default which (i) is not a failure to make payments on Class A Bonds and is not of similar kind or character to the event of default relating to events of bankruptcy, insolvency or reorganization, referred to above, and (ii) has not resulted in the acceleration of the outstanding Class A Bonds under the Class A Mortgage); provided, however, that the waiver or cure of the event of default under a Class A Mortgage will constitute a waiver and cure of the corresponding event of default under the Indenture, and the rescission and annulment of the consequences thereof will constitute a rescission and annulment of the corresponding consequences under the Indenture; or

•	any other event of default included in any supplemental indenture or officer’s certificate for that series of Debt Securities.

(Indenture, Sections 901 and 1301.)

Remedies

If an event of default under the Indenture occurs and is continuing, then the Indenture Trustee or the holders of at least 33% in aggregate principal amount of the outstanding Debt Securities may declare the principal amount of all of the Debt Securities to be due and payable immediately.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee, the event of default under the Indenture giving rise to the declaration of acceleration will be considered cured, and the declaration and its consequences will be considered rescinded and annulled, if:

•	we have paid or deposited with the Indenture Trustee a sum sufficient to pay:

(1)	all overdue interest on all outstanding Debt Securities;
(2)	the principal of and premium, if any, on the outstanding Debt Securities that have become due otherwise than by the declaration of acceleration and overdue interest thereon;
(3)	interest on overdue interest to the extent lawful; and
(4)	all amounts due to the Indenture Trustee under the Indenture; and

•	any other event of default under the Indenture with respect to the Debt Securities of that series has been cured or waived as provided in the Indenture.

(Indenture, Section 902.)

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Subject to the Indenture, under specified circumstances and to the extent permitted by law, if an event of default under the Indenture occurs and is continuing prior to the Release Date, the Indenture Trustee has the power to appoint a receiver of the collateral for the Debt Securities, and is entitled to all other remedies available to mortgagees and secured parties under the Uniform Commercial Code or any other applicable law.  (Indenture, Section 917.)

Upon the occurrence and continuance of an event of default under the Indenture after the Release Date, the remedies of the Indenture Trustee and the holders under the Indenture would be limited to the rights of unsecured creditors.

In addition to every other right and remedy provided in the Indenture, the Indenture Trustee may exercise any right or remedy available to the Indenture Trustee in its capacity as owner and holder of Class A Bonds which arises as a result of a default or matured event of default under any Class A Mortgage, whether or not an event of default under the Indenture has occurred and is continuing.  (Indenture, Section 916.)

Other than its duties in case of an event of default under the Indenture, the Indenture Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless the holders offer the Indenture Trustee a reasonable indemnity.  (Indenture, Section 1003.) If they provide this reasonable indemnity, the holders of a majority in principal amount of the outstanding Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any power conferred upon the Indenture Trustee.  The Indenture Trustee is not obligated to comply with directions that conflict with law or other provisions of the Indenture.  (Indenture, Section 912.)

No holder of Debt Securities will have any right to institute any proceeding under the Indenture, or any remedy under the Indenture, unless:

•	the holder has previously given to the Indenture Trustee written notice of a continuing event of default under the Indenture;

•
the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series have made a written request to the Indenture Trustee, and have offered reasonable indemnity to the Indenture Trustee to institute proceedings; and

•
the Indenture Trustee has failed to institute any proceeding for 60 days after notice and has not received during that period any direction from the holders of a majority in aggregate principal amount of the outstanding Debt Securities, inconsistent with the written request of holders referred to above.

(Indenture, Section 907.)  However, these limitations do not apply to a suit by a holder of an Debt Security for payment of the principal, premium, if any, or interest on the Debt Security on or after the applicable due date.  (Indenture, Section 908.)

We will provide to the Indenture Trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the Indenture.  (Indenture, Section 705.)

Modification and Waiver

Without the consent of any holder of Debt Securities, we and the Indenture Trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the Indenture and in the Debt Securities;

•
to permit an entity acquiring a substantial portion of our Electric and Gas Utility Property to assume a pro rata share of the outstanding Debt Securities based upon the net book value of the Electric and Gas Utility Property acquired by that entity and to release us and our properties from any obligations or liens under the Indenture with respect to those assumed Debt Securities, provided that the assumed Debt Securities will be secured by a lien on the acquired Electric and Gas Utility Property to substantially the same extent and upon substantially the same terms as provided in the Indenture except for the substitution of the acquiring entity for us;

•	to add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of Debt Securities, or to surrender any right or power conferred upon us;

•	to add additional events of default under the Indenture for all or any series of Debt Securities;

•
to change or eliminate or add any provision to the Indenture; provided, however, if the change will adversely affect the interests of the holders of Debt Securities of any series in any material respect, the change, elimination or addition will become effective only:

(1)	when the consent of the holders of Debt Securities of such series has been obtained in accordance with the Indenture; or

(2)	when no Debt Securities of the affected series remain outstanding under the Indenture;

•	to provide additional security for any Debt Securities;

•	to establish the form or terms of Debt Securities of any other series as permitted by the Indenture;

•	to provide for the authentication and delivery of bearer securities with or without coupons;

•	to evidence and provide for the acceptance of appointment by a separate or successor Trustee or co-trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the Debt Securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, Debt Securities may be surrendered for registration of transfer or exchange and notices to us may be served;

•
to amend and restate the Indenture as originally executed and as amended from time to time, with additions, deletions and other changes that do not adversely affect the interests of the holders of Debt Securities of any series in any material respect;

•	to cure any ambiguity or inconsistency; or

•	after the Release Date, to amend the Indenture to eliminate any provisions related to the lien of the Indenture, collateral for the Debt Securities and Class A Bonds which are no longer applicable.

(Indenture, Section 1301.)

The holders of at least a majority in aggregate principal amount of the Debt Securities of all series then outstanding may waive compliance by us with some restrictive provisions of the Indenture.  (Indenture, Section 706.) The holders of not less than a majority in principal amount of the outstanding Debt Securities may waive any past default under the Indenture, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the holder of each outstanding Debt Security of any series affected.  (Indenture, Section 913.)

The consent of the holders of a majority in aggregate principal amount of the Debt Securities of all series then outstanding, considered as one class, is required for all other modifications to the Indenture.  However, if less than all of the series of Debt Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of all series that are directly affected, considered as one class, will be required.  No amendment or modification may without the consent of all the holders of the Debt Securities of all series then outstanding:

•
change the stated maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount of any Debt Security or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any Debt Security;

•
create any lien ranking prior to the lien of the Indenture with respect to more than 10% of the collateral for the Debt Securities or, except as provided in the Indenture in connection with releases, the withdrawal of cash held by the Indenture Trustee and the Release Date, terminate the lien of the Indenture on more than 10% of the collateral for the Debt Securities or deprive any holder of the benefits of the security of the lien of the Indenture;

•
reduce the percentage in principal amount of the outstanding Debt Securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting; or

•	modify some of the provisions of the Indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the Debt Securities of any series.

A supplemental indenture that changes the Indenture solely for the benefit of one or more particular series of Debt Securities, or modifies the rights of the holders of Debt Securities of one or more series, will not affect the rights under the Indenture of the holders of the Debt Securities of any other series.  (Indenture, Section 1302.)

The Indenture provides that Debt Securities owned by us or anyone else required to make payment on the Debt Securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.  (Indenture, Section 101.)

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or similar act of the holders, but we have no obligation to do so.  If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding Debt Securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders.  For that purpose, the outstanding Debt Securities will be computed as of the record date.

Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any Debt Security will bind every future holder of that Debt Security and the holder of every Debt Security issued upon the registration of transfer of or in exchange for that Debt Security.  A transferee will also be bound by acts of the Indenture Trustee or us in reliance thereon, whether or not notation of that action is made upon the Debt Security.  (Indenture, Section 106.)

Voting of Class A Bonds

The Indenture provides that the Indenture Trustee will, as holder of Class A Bonds delivered as the basis for the issuance of Debt Securities, attend meetings of bondholders under the related Class A Mortgage, or deliver its proxy in connection with those meetings, that relate to matters with respect to which it, as a holder, is entitled to vote or consent.  The Indenture provides that, so long as no event of default under the Indenture has occurred and is continuing, the Indenture Trustee will, as holder of the Class A Bonds, vote or consent (without any consent or other action by the holders of the Debt Securities, except as described in the proviso of paragraph (7) below) in favor of any amendments or modifications to the Class A Mortgage of substantially the same tenor and effect as follows:

(1)
to modify any Class A Mortgage to allow us to issue Class A Bonds up to 70% of the lower of (a) the fair value to us of the property subject to the lien of that Class A Mortgage as of a valuation date specified by us and (b) the cost of that property as of the valuation date;

(2)	to make certain technical amendments to the Mortgage;

(3)	to delete the net earnings test for the issuance of Class A Bonds and all references to it in any Class A Mortgage;

(4)	to amend any Class A Mortgage so we may pay dividends and distributions to our common stockholders and repurchase our common stock so long as our shareholders’ equity is positive;

(5)
to amend any Class A Mortgage to permit an entity acquiring a substantial portion of the property subject to the lien of that Class A Mortgage to assume a pro rata share of the outstanding Class A Bonds issued under that Class A Mortgage based upon the net book value of that property acquired by that entity and to release us and our properties from any obligations or liens under that Class A Mortgage with respect to those assumed Class A Bonds, provided that the assumed Class A Bonds will be secured by a first lien on that acquired property to substantially the same extent and upon substantially the same terms as provided in that Class A Mortgage except for the substitution of the acquiring entity for us;

(6)
to conform any provision of a Class A Mortgage in all material respects to the correlative provision of the Indenture, to add to a Class A Mortgage any provision not otherwise contained therein which conforms in all material respects to a provision contained in the Indenture, to delete from a Class A Mortgage any provision to which the Indenture contains no correlative provision and any combination of the foregoing; and/or

(7)
with respect to any amendments or modifications to any Class A Mortgage other than those amendments or modifications referred to in clauses (1) through (6) above, vote all the Class A Bonds delivered under the Class A Mortgage, or consent with respect thereto, proportionately with the vote or consent of holders of all other Class A Bonds outstanding under the Class A Mortgage the holders of which are eligible to vote or consent, as evidenced by a certificate delivered by the trustee under the Class A Mortgage; provided, however, that the Indenture Trustee will not vote in favor of, or consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of the Indenture, would require the consent of holders of Debt Securities as described under “Modification and Waiver,” without the prior consent of holders of Debt Securities which would be required for an amendment or modification of the Indenture.  (Indenture, Section 1705.)

As described more fully in DESCRIPTION OF THE FIRST MORTGAGE BONDS – “Modification” below, we may make amendments to, or eliminate some of the covenants in, the Mortgage with the consent of the holders of 60% of the outstanding First Mortgage Bonds issued under the Mortgage.  A holder of Debt Securities would no longer benefit from the covenants contained in the Mortgage should the Indenture Trustee vote these First Mortgage Bonds to amend or eliminate the covenants as described above.

Resignation of a Trustee

The Indenture Trustee may resign at any time by giving written notice to us or may be removed at any time by an act of the holders of a majority in principal amount of all series of Debt Securities then outstanding delivered to the Indenture Trustee and us.  No resignation or removal of the Indenture Trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee.  So long as no event of default or event which, after notice or lapse of time, or both, would become an event of default has occurred and is continuing and except with respect to a trustee appointed by act of the holders, if we have delivered to the Indenture Trustee a resolution of our Board of Directors appointing a successor trustee and the successor has accepted the appointment in accordance with the terms of the Indenture, the Indenture Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture.  (Indenture, Section 1010.)

Notices

Notices to holders of Debt Securities will be given by mail to the addresses of the holders as they may appear in the security register for Debt Securities.  (Indenture, Section 108.)

Title

We, the Indenture Trustee, and any of our or the Indenture Trustee’s agents, may treat the person in whose name Debt Securities are registered as the absolute owner thereof, whether or not the Debt Securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.  (Indenture, Section 308.)

Governing Law

The Indenture is, and the Debt Securities will be, governed by, and construed in accordance with, the laws of the state of New York except where otherwise required by law.  (Indenture, Section 114.)

Information about the Indenture Trustee

The Indenture Trustee is The Bank of New York.  In addition to acting as Indenture Trustee, The Bank of New York also acts as the Mortgage Trustee.  The Bank of New York also acts, and may act, as trustee under various other of our and our affiliates’ indentures, trusts and guarantees.  We and our affiliates maintain, or may maintain in the future, deposit accounts and credit and liquidity facilities and conduct other banking transactions with The Bank of New York and its affiliates in the ordinary course of business.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

As discussed above under DESCRIPTION OF THE DEBT SECURITIES – “Security” and “Discharge of Lien; Release Date,” until the Release Date, the Debt Securities will be issued on the basis of, and primarily secured by, one or more series of first mortgage bonds issued by us under the Indenture of Mortgage, dated as of May 1, 1939, made by and between MDU (formerly Montana-Dakota Utilities Co.) and The New York Trust Company (The Bank of New York, as successor Corporate Trustee (the “Mortgage Trustee”)) and all indentures supplemental thereto (including the (Forty-Fifth) Supplemental Indenture, dated as of April 21, 1992, which contains, in Part II thereof, a Restatement of Indenture) (collectively, the “Mortgage”) and delivered by us to the Indenture Trustee.  In this prospectus we refer to all first mortgage bonds issued or to be issued under the Mortgage, including first mortgage bonds delivered to the Indenture Trustee, as, collectively, the “First Mortgage Bonds.”

Until the Release Date, we will issue First Mortgage Bonds in an aggregate principal amount equal to the aggregate principal amount of the Debt Securities, in one or more series, under the Mortgage, in fully registered form. First Mortgage Bonds are, or will be, secured by a first mortgage lien on the Mortgaged Property as described below under “Security and Priority.”  All First Mortgage Bonds are equally secured and rank equally with respect to each other.

The Mortgage and its associated documents contain the full legal text of the matters described in this section.  Because this section is a summary, it does not describe every aspect of the First Mortgage Bonds or the Mortgage.  This summary is subject to and qualified in its entirety by reference to all the provisions of the Mortgage, including definitions of terms used in the Mortgage, which may be used in this document without definition.  We also include references in parentheses to sections of the Mortgage.  Whenever we refer to particular sections or defined terms of the Mortgage in this prospectus or in a prospectus supplement, the references are to the Restatement of Indenture described above, and all amendments or modifications to the Restatement of Indenture, if any.  The Mortgage is on file with the SEC and is incorporated by reference in this prospectus.  You should read the Mortgage for a complete understanding of all of its provisions.  This summary also is subject to and qualified by reference to the description of the particular terms of the First Mortgage Bonds described in the applicable prospectus supplement or supplements.  The Mortgage has been qualified under the Trust Indenture Act, and you should refer to the Trust Indenture Act for provisions that apply to the First Mortgage Bonds.

Security and Priority

In the opinion of our General Counsel, the First Mortgage Bonds now or hereafter issued will be secured, together with all other First Mortgage Bonds, by a valid and direct first mortgage lien on substantially all of the fixed properties owned and all franchises held by us immediately prior to July 1, 2000, together with improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of these properties, other than property excepted or released from the Mortgage (as described below), subject to the lien of taxes for the current year and the lien of taxes and assessments not yet delinquent and to specified exceptions and

reservations which do not, in the opinion of counsel, materially affect our title to or right to use the properties.   This property, other than property excepted and released from the Mortgage, is sometimes referred to as the “Mortgaged Property.”   There are excepted from Mortgaged Property all properties acquired by us on or after July 1, 2000, including the properties acquired in the merger with Great Plains Energy Corp. and Great Plains Natural Gas Co. (which include all our gas distribution properties located in the state of Minnesota and all gas distribution properties located in the southeastern part of North Dakota), and the properties acquired in the merger with Cascade Natural Gas Corporation (which include all our gas distribution properties located in the states of Washington and Oregon), but excluding improvements, extensions and additions to, and renewals, replacements and substitutions of or for, any part or parts of the Mortgaged Property owned by us immediately prior to July 1, 2000 unless otherwise excepted from the lien of the Mortgage.  There are also excepted from Mortgaged Property all cash, receivables and securities (including the capital stock of Centennial Energy Holdings, Inc., WBI Holdings, Inc., Knife River Corporation, MDU Construction Services Group, Inc., Centennial Energy Resources LLC, Centennial Holdings Capital LLC, Centennial Energy Resources International Inc, Fidelity Exploration & Production Company and any other subsidiaries); some contracts; merchandise, appliances, materials or supplies; electric energy, gas, steam and other products; and automobiles, tractors, ships, railroad cars and aircraft and various other transportation equipment.  The property of subsidiaries, including Centennial Energy Holdings, Inc., WBI Holdings, Inc., Knife River Corporation, MDU Construction Services Group, Inc., Centennial Energy Resources LLC, Centennial Holdings Capital LLC, Centennial Energy Resources International, Inc., Fidelity Exploration & Production Company and any other subsidiaries), is not subject to the lien of the Mortgage. We have released and transferred certain properties from the lien of the Mortgage since July 1, 2000, and may release additional property subject to the lien of the Mortgage against various credits, including:

•	cash deposited with the Mortgage Trustee,

•
the principal amount of bonds or other obligations deposited with the Mortgage Trustee secured by a purchase money mortgage on the property released up to 70% of the fair value to us of that property, or

•	the fair value in cash of bonds or other obligations of municipal corporations or other governmental subdivisions possessing taxing power.

We may withdraw cash held by the Mortgage Trustee against various credits, including

•	the principal amount of refundable bonds not previously used under the Mortgage,

•	70% of the net bondable value of property additions, or

•	the lesser of cost or fair value to us of property which is already subject to the lien of the Mortgage, but which has not yet been used as a credit under any provisions of the Mortgage.

Property not used as the basis for the issuance of First Mortgage Bonds or otherwise as a credit under the Mortgage may in effect be released without substitution of equivalent property.

The Mortgage provides that after-acquired properties (other than the excepted property and released property described above) that are improvements, extensions or additions to, or renewals, replacements or substitutions of or for, any part or parts of the Mortgaged Property will be subject to the lien of the Mortgage. (Mortgage, Forty-Ninth Supplemental Indenture.)  We also may elect to subject additional property to the lien of the Mortgage by amending the Mortgage.

Issuance of Additional First Mortgage Bonds

We may issue additional First Mortgage Bonds ranking equally with outstanding First Mortgage Bonds in a principal amount equal to:

(1)           70% of the net bondable value of property additions we acquire;

(2)           the amount of cash deposited with the Mortgage Trustee; and

(3)           the amount of refundable First Mortgage Bonds surrendered to the Mortgage Trustee.

(Mortgage, Sections 3.04 through 3.06.)

The First Mortgage Bonds will be issued against property additions, refunded First Mortgage Bonds and/or the deposit of cash.  On March 31, 2008, we had approximately $431 million of available Property Additions and $253 million of refunded First Mortgage Bonds.  See the discussion above under "Security and Priority."

With some exceptions in the case of (3) above, additional First Mortgage Bonds may be issued only if our net earnings available for interest after depletion, as defined in the Mortgage, for any twelve consecutive calendar months within the fifteen calendar months immediately preceding the month in which the application for the additional First Mortgage Bonds is made, are in the aggregate equal to at least two times the amount of the annual stated interest charges on all First Mortgage Bonds thereafter to be outstanding, and on all permitted equal or prior lien debt, if any.  (Mortgage, Sections 1.01 and 3.03.)  For the twelve months ended March 31, 2008, our net earnings available for interest were $132.7 million or 42.5 times the annual stated interest charges on all First Mortgage Bonds and permitted equal or prior lien debt outstanding on that date, which would have permitted us to issue approximately $555 million of additional First Mortgage Bonds.

Property available for use as property additions includes property useful in the energy business in any form (other than gas but including gas distribution property) and water and steam heat property.  The property may be located anywhere in the United States of America or its coastal waters and may also include space satellites (including solar power satellites), space stations and other analogous facilities.  (Mortgage, Section 1.01.)

Dividend Restrictions

So long as any of the First Mortgage Bonds are outstanding, we may declare and pay dividends in cash or property on our common stock only out of Surplus, as defined in the Mortgage, or out of net profits for the fiscal year or the preceding fiscal year.  However, we may not pay dividends out of net profits if the Capital of the Company, as defined in the Mortgage, has been diminished to a specified extent.  (Mortgage, Section 2.01.)

Maintenance and Depreciation Provisions

We are required to make expenditures necessary to maintain the mortgaged property in good repair, except that we may abandon any property, and to make provisions for depreciation and for depletion of depletable fixed assets in accordance with good accounting practices and in accordance with any applicable rules of any regulatory authority having jurisdiction.  (Mortgage, Section 6.06.)

Modification

Modifications of the terms of the Mortgage may be made with our consent by an affirmative vote of at least 60% in principal amount of outstanding First Mortgage Bonds and of at least 60% in principal amount of outstanding First Mortgage Bonds of any series especially affected by the modification; but no modification may be made which will affect the terms of payment of the principal at maturity of, or interest on, any First Mortgage Bond.  (Mortgage, Article XV.)

Voting of First Mortgage Bonds Held by the Indenture Trustee

The Indenture Trustee will, as holder of the First Mortgage Bonds, attend meetings of bondholders under the Mortgage, or deliver its proxy in connection with those meetings, as to matters with respect to which it is entitled to vote or consent.  See DESCRIPTION OF THE DEBT SECURITIES – “Voting of Class A Bonds.”

Defaults and Notice of Defaults

"Events of default" include the failure to pay principal, failure for 30 days to pay interest or to make any required deposit in any fund for the purchase or redemption of First Mortgage Bonds (including any sinking fund or improvement and sinking fund), failure for 90 days after written notice to perform any other covenant, and various events in bankruptcy or insolvency.  (Mortgage, Article IX.)

The Trustees under the Mortgage are required to give notice to Bondholders of any continuing event of default known to them, but other than for a default in the payment of principal or interest or a sinking fund installment, the Trustees may withhold notice if the responsible officers of the Corporate Trustee in good faith determine that the withholding is in the interests of the Bondholders.  (Mortgage, Section 13.03.)

Satisfaction and Discharge

Once we make due provision for the payment of all of the First Mortgage Bonds and paying all other sums due under the Mortgage, the Mortgage will cease to be of further effect and may be discharged.  (Mortgage, Article XVI.)

Annual Report to the Mortgage Trustee

We must give the Mortgage Trustee an annual statement as to whether or not we have fulfilled our obligations under the Mortgage throughout the preceding calendar year.

DESCRIPTION OF THE COMMON STOCK

Common Stock - General

The following is a description of our common stock.  This description is not complete, and we qualify it by referring to our restated certificate of incorporation, amended bylaws and Mortgage, all of which we incorporate into this document by reference, and the laws of the state of Delaware.  We also refer you to the rights agreement, dated as of November 12, 1998, between us and Norwest Bank Minnesota, NA (now, Wells Fargo Bank, N.A.), as rights agent, that we incorporate into this document by reference.

Our restated certificate of incorporation authorizes us to issue 502,000,000 shares of stock, divided into four classes:

•	500,000 shares of preferred stock, $100 par value;

•	1,000,000 shares of preferred stock A, without par value;

•	500,000 shares of preference stock, without par value; and

•	500,000,000 shares of common stock, $1.00 par value.

Dividend Rights

Under our restated certificate of incorporation, we may declare and pay dividends on our common stock, out of surplus or net profits, only if we have paid or provided for full cumulative dividends on all outstanding shares of preferred and preference stock. As of May 28, 2008, we had no preference stock outstanding.

In addition to these provisions, our Mortgage includes a covenant generally to the effect that we may declare and pay dividends in cash or property on our common stock only either (1) out of "surplus" or (2) in case there is no "surplus," out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  For purposes of this test, "surplus" means the excess of our net assets over our "capital"; and "capital" means that part of the consideration received by us for any of our shares of common stock which has been determined to be "capital."

Voting Rights

Our common stock has one vote per share.  The holders of our common stock are entitled to vote on all matters to be voted on by stockholders.  The holders of our common stock do not have cumulative voting rights.

The holders of our preferred stock, preferred stock A and preference stock do not have the right to vote, except as our  board of directors establishes or as provided in our restated certificate of incorporation or bylaws or as determined by state law.

Our restated certificate of incorporation gives the holders of our preferred stock, preferred stock A or the preference stock the right to vote if dividends are unpaid, in whole or in part, on their shares for one year.  The holders have one vote per share until we pay the dividend arrearage, declare dividends for the current dividend period and set aside the funds to pay the current dividends.  In addition, the holders of some series of our preferred stock and preferred stock A, and/or the holders of our preference stock, must approve amendments to the restated certificate of incorporation in some instances.

Liquidation Rights

If we were to liquidate, the holders of the preferred stock, preferred stock A and the preference stock have the right to receive specified amounts, as set forth in our restated certificate of incorporation, before we can make any payments to the holders of our common stock.  After the preferred and preference stock payments are made, the holders of our common stock are entitled to share in all of our remaining assets available for distribution to stockholders.

Other Rights

Our common stock is not liable to further calls or assessment.  The holders of our common stock have no preemptive rights.  Our common stock cannot be redeemed, and it does not have any conversion rights or sinking fund provisions.

Effects on Our Common Stock if We Issue Preferred or Preference Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000 shares of preferred stock, 1,000,000 shares of preferred stock A and 500,000 shares of preference stock, each in one or more series.  Our board of directors has the authority to determine the terms of each series of any preferred or preference stock, within the limits of the restated certificate of incorporation and the laws of the state of Delaware.  These terms include the number of shares in a series, dividend rights, liquidation preferences, terms of redemption, conversion rights and voting rights.

If we issue any preferred or preference stock, we may negatively affect the holders of our common stock.  These possible negative effects include diluting the voting power of shares of our common stock and affecting the market price of our common stock.  In addition, the ability of our board of directors to issue preferred or preference stock may delay or prevent a change in control of MDU Resources.

As of March 31, 2008, we had 158,000 shares of preferred stock outstanding, and we have reserved 125,000 shares of Series B preference stock for issuance in connection with our rights plan.

Provisions of our Restated Certificate of Incorporation and our Bylaws That Could Delay or Prevent a Change in Control

Our restated certificate of incorporation and bylaws contain provisions which will make it difficult to obtain control of MDU Resources if our board of directors does not approve the transaction.  The provisions include the following:

Provisions Relating to our Board of Directors

Board Elections

Our restated certificate of incorporation was amended in 2007 to provide for a declassified board of directors.  Beginning with the annual meeting of stockholders held in 2008, each director whose term is ending will be elected annually for a one-year term.  Those directors elected at the annual meetings of stockholders held in 2006 and 2007 shall continue to serve for the full three-year terms to which each such director was elected.  The declassification of the board of directors will be phased in from 2008 – 2010.  During this period, the remaining classifications may prevent stockholders from changing the membership of the entire board of directors in a relatively short period of time.

Number of Directors, Vacancies, Removal of Directors

Our restated certificate of incorporation provides that our board of directors will have at least six and at most 15 directors.  Two-thirds of the continuing directors decide the exact number of directors at a given time.  Our board fills any new directorships it creates and any vacancies.

Our directors may be removed only for cause and then only by a majority of the shares entitled to vote.

Meetings of Stockholders

No Cumulative Voting

Our restated certificate of incorporation does not provide for cumulative voting.

Advance Notice Provisions

Our bylaws require that for a stockholder to nominate a director or bring other business before an annual meeting, the stockholder must give notice not less than 120 days prior to the date corresponding to the date on which we first mailed our proxy materials for the prior year’s annual meeting.

Our restated certificate of incorporation prevents stockholders from calling a special meeting.  In addition, our restated certificate of incorporation provides that stockholder action may be taken only at a stockholders’ meeting.

Amendment of Restated Certificate of Incorporation

Our restated certificate of incorporation requires the affirmative vote of 80% of the common stock entitled to vote in order to amend some of its provisions, including provisions relating to the board of directors, unless two-thirds of the continuing directors approve the amendment.

Provisions Relating to the Authorization of Business Combinations

Our restated certificate of incorporation requires the affirmative vote of 80% of the common stock entitled to vote for directors in order to authorize certain types of business combinations.  Any business combination must also meet specified fair price and procedural requirements.  However, if two-thirds of our continuing directors approve the business combination, then the vote of 80% of the common stock and the fair price provisions will not be required.

There is also a provision permitting our board of directors to consider specified factors in determining whether or not to approve some types of business combinations as specified in our restated certificate of incorporation.

Provisions of Delaware Law That Could Delay or Prevent a Change in Control

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware.  With some exceptions, this law prohibits us from engaging in some types of business combinations with a person who owns 15% or more of our outstanding voting stock for a three-year period after that person acquires the stock.  This prohibition does not apply if our board of directors approved of the business combination or the acquisition of our stock before the person acquired 15% of the stock.  A business combination includes mergers, consolidations, stock sales, asset sales and other transactions resulting in a financial benefit to the interested stockholder.

Transfer Agent; Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., Saint Paul, Minnesota.

DESCRIPTION OF THE PREFERENCE SHARE PURCHASE RIGHTS

General

On November 12, 1998, the board of directors declared a dividend of one preference share purchase right for each outstanding share of common stock, par value $1.00 per share.  The dividend was paid on December 1, 1998 to the stockholders of record on that date.

Our board of directors has adopted a rights agreement to protect our stockholders from coercive or otherwise unfair takeover tactics.   The rights agreement, by its terms, will expire on December 31, 2008.  In general terms, it works by imposing a significant penalty upon any person or group which acquires 15% or more of our outstanding common stock without the approval of the board of directors.  The rights agreement should not interfere with any merger or other business combination approved by our board of directors.

For those interested in the specific terms of the rights agreement between us and Wells Fargo Bank, N.A., as the rights agent, dated as of November 12, 1998, we are providing the following summary description.  Please note, however, that this description is only a summary, and is not complete, and should be read together with the entire rights agreement, a copy of which is available from us free of charge.

The Rights

Our board of directors authorized the issuance of a preference share purchase right with respect to each issued and outstanding share of our common stock on December 1, 1998.  The preference share purchase rights will initially trade with, and will be inseparable from, the common stock.  The preference share purchase rights are evidenced only by certificates that represent shares of common stock.  New preference share purchase rights will accompany any new shares of common stock that we issue after December 1, 1998 until the distribution date described below.

Exercise Price

Each preference share purchase right will allow its holder to purchase from us four-ninths of one one-thousandths of a share of Series B preference stock for $125 per one one-thousandths of a share of Series B preference stock, once the preference share purchase rights become exercisable.  This portion of a share of Series B preference stock will give the stockholder approximately the same dividend and liquidation rights as would one share of common stock.  Prior to exercise, the preference share purchase right does not give its holder any dividend, voting, or liquidation rights.

Exercisability

 The preference share purchase rights will not be exercisable until:

•
10 days after the public announcement that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of MDU Resources’ outstanding common stock, or, if earlier,

•
10 business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer which, if consummated, would result in that person or group becoming an acquiring person.

We refer to the date when the preference share purchase rights become exercisable as the “distribution date.” Until that date, the common stock certificates will also evidence the preference share purchase rights, and any transfer of shares of common stock will constitute a transfer of preference share purchase rights.  After that date, the preference share purchase rights will separate from the common stock and be evidenced by book-entry credits or by preference share purchase rights certificates that we would mail to all eligible holders of common stock.  Any preference share purchase rights held by an acquiring person are void and may not be exercised.

Our board of directors may reduce the threshold at which a person or group becomes an acquiring person from 15% to not less than 10% of the outstanding common stock.

Consequences of a Person or Group Becoming an Acquiring Person

Flip In.  If a person or group becomes an acquiring person, all holders of preference share purchase rights except the acquiring person may, for $125, purchase shares of our common stock with a market value of $250, based on the market price of the common stock prior to the acquisition.

Flip Over.  If we are later acquired in a merger or similar transaction after the “preference share purchase rights distribution date,” all holders of preference share purchase rights except the acquiring person may, for $125, purchase shares of the acquiring corporation with a market value of $250, based on the market price of the acquiring corporation’s stock prior to the merger.

Preference Share Provisions

Each one one-thousandth of a share of Series B preference stock, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $.001 per share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1.00 per share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have no voting power, except as otherwise provided by Delaware law or our restated certificate of incorporation.

•	will entitle holders to a per share payment equal to the payment made on one share of common stock, if shares of our common stock are exchanged via merger, consolidation, or a similar transaction.

The value of one one-thousandth interest in a share of Series B preference stock should approximate the value of one share of common stock.

Expiration

The preference share purchase rights will expire on December 31, 2008.

Redemption

Our  board of directors may redeem the preference share purchase rights for $.01 per preference share purchase right at any time before any person or group becomes an acquiring person.  If the board of directors redeems any preference share purchase rights, it must redeem all of the preference share purchase rights.  Once the preference share purchase rights are redeemed, the only right of the holders of preference share purchase rights will be to receive the redemption price of $.00444 per preference share purchase right.  The redemption price will be adjusted if we have a stock split of, or stock dividends on, our common stock.

Exchange

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding common stock, our board of directors may extinguish the preference share purchase rights by exchanging one share of common stock or an equivalent security for each preference share purchase right, other than preference share purchase rights held by the acquiring person.

Anti-Dilution Provisions

Our board of directors may adjust the purchase price of a share of Series B preference stock, the number of shares of Series B preference stock issuable and the number of outstanding preference share purchase rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Series B preference stock or common stock.  No adjustments to the exercise price of less than 1% will be made.

Amendments

The terms of the rights agreement may be amended by our board of directors without the consent of the holders of the preference share purchase rights.  However, our board may not amend the rights agreement to lower the threshold at which a person or group becomes an acquiring person to below 10% of our outstanding common stock.  In addition, our board may not cause a person or group to become an acquiring person by lowering this threshold below the percentage interest that the person or group already owns.  After a person or group becomes an acquiring person, the board may not amend the agreement in a way that adversely affects holders of the preference share purchase rights.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:  (i) to underwriters for resale to the public or to institutional investors; (ii) directly to institutional investors; or (iii) through agents to the public or to institutional investors.  The prospectus supplement with respect to the securities being sold will set forth the terms of the offering of those securities, including the name or names of any underwriters or agents, the purchase price of the securities and the net proceeds to us from the sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters participate in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

If the securities are sold by agents, commissions payable by us to those agents will be set forth in a related prospectus supplement.  Unless otherwise indicated in a prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities being offered if any are purchased.

We may make sales of our common stock to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents.  If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.  During the term of any such distribution agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agent.  The distribution agreement may provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our securities.  Therefore, exact figures regarding net proceeds to us or commissions to be paid are impossible to determine and will be described in a prospectus supplement.  Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or dealers may agree to solicit offers to purchase, blocks of our common stock.   The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.  To the extent that any named underwriter or agent acts as principal pursuant to the terms of a distribution agreement, or if we offer to sell shares of our common stock through another broker-dealer acting as underwriter, then such named underwriter may engage in certain transactions that stabilize, maintain or otherwise affect the price of our common stock.  We will describe any such activities in the prospectus supplement relating to the transaction.  To the extent that any named broker dealer or agent acts as agent on a best efforts basis pursuant to the terms of a distribution agreement, such broker dealer or agent will not engage in any such stabilization transactions.

Underwriters and agents may be entitled under agreements entered into with us to indemnification against securities civil liabilities, including liabilities under the Securities Act of 1933.  Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of securities offered by this prospectus will be a new issue and, except for the common stock, which is listed on the New York Stock Exchange, will have no established trading market.  We may elect to list any series of new securities on an exchange, or in the case of the common stock, on any additional exchange, but unless otherwise indicated in the prospectus supplement, we have no obligation to cause any securities to be so listed.  Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  We make no assurance as to the liquidity of, or the trading markets for, any securities.

EXPERTS

The consolidated financial statements, the related financial statement schedule, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of MDU Resources Group, Inc.'s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL OPINIONS

The validity of the securities will be passed upon for us by Paul K. Sandness, Esq., our General Counsel, and also by Thelen Reid Brown Raysman & Steiner LLP, 875 Third Avenue, New York, New York 10022.

________________________

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from us specifying the final terms of a particular offering of securities.  We have not authorized anyone else to provide you with additional or different information.  We are not making an offer of these securities in any jurisdiction where the offer is not permitted.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee*	$
Printing and Engraving Expenses**	$
Transfer Agent Fees**	$
Legal Fees and Expenses**	$
Accountants’ Fees and Expenses**	$
Listing Fees***	$
Miscellaneous*	$

Total	$
__________

*  Under Rules 456(b) and 457(r) under the Securities Act of 1933, the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.
**    Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.
***  The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15.  Indemnification of Directors and Officers.

Our Bylaws include the following provision:

7.07  Indemnification of Officers, Directors, Employees and Agents; Insurance.

(a)
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

(b)
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this Section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct as set forth in subsections (a) and (b) of this Section.  Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by a present or former officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section.  Once the Corporation has received the undertaking, the Corporation shall pay the officer or director within 30 days of receipt by the Corporation of a written application from the officer or director for the expenses incurred by that officer or director.  In the event the Corporation fails to pay within the 30-day period, the applicant shall have the right to sue for recovery of the expenses contained in the written application and, in addition, shall recover all attorneys’ fees and expenses incurred in the action to enforce the application and the rights granted in this Section 7.07.  Expenses (including attorneys’ fees) incurred by other employees and agents shall be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Section shall not be deemed exclusive of any other rights to which those seeking indemnity or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)
The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section.

(h)
For the purposes of this Section, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as such person would if such person had served the resulting or surviving corporation in the same capacity.

(i)
For purposes of this Section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 145 of the General Corporation Law of the state of Delaware provides for indemnification of our directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933.  We maintain liability insurance protecting us, as well as our directors and officers, against liability by reason of their being or having been our directors or officers.

Item 16.  Exhibits.

+1(a)
Form of Underwriting Agreement (forms of any underwriting agreements with respect to any securities offered under the prospectus contained in this registration statement will be filed as exhibits to a report on Form 8-K, as contemplated by Item 601(b)(1) of Regulation S-K).

*4(a)	Restated Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.1 to Form 8-A/A, as amended, filed on June 27, 2007, in File No. 1-3480

*4(b)	Company Bylaws, as amended to date, filed as Exhibit 3.1 to Form 8-K filed on February 20, 2008, in File No. 1-3480

*4(c)
Indenture of Mortgage, dated as of May 1, 1939, as restated in the Forty-Fifth Supplemental Indenture, dated as of April 21, 1992, and the Forty-Sixth through Fiftieth Supplements thereto between the Company and the New York Trust Company (The Bank of New York, successor Corporate Trustee) and A. C. Downing (Douglas J. MacInnes, successor Co-Trustee), filed as Exhibit 4(a) to Form S-3, in Registration No. 33-66682; and Exhibits 4(e), 4(f) and 4(g) to Form S-8, in Registration No. 33-53896; and Exhibit 4(c)(i) to Form S-3, in Registration No. 333-49472; and Exhibit 4(e) to Form S-8, in Registration No. 333-112035

+4(d)	Form of Supplemental Indenture to Mortgage relating to the Company’s First Mortgage Bonds

*4(e)
Rights Agreement, dated as of November 12, 1998, between the Company and Wells Fargo Bank, N.A. (formerly known as Norwest Bank Minnesota, N.A.), Rights Agent, filed as Exhibit 4.1 to Form 8-A on November 12, 1998, in File No. 1-3480

*4(f)
Certificate of Adjustment to Purchase Price and Redemption Price, as amended and restated, pursuant to the Rights Agreement, dated as of November 12, 1998, filed as Exhibit 4(c) to Form 10-Q for the quarter ended June 30, 2006, filed on August 4, 2006, in File No. 1-3480

*4(g)	Indenture, dated as of December 15, 2003, between the Company and The Bank of New York, as trustee, filed as Exhibit 4(f) to Form S-8 on January 21, 2004, in Registration No. 333-112035

4(h)	Form of Officer’s Certificate establishing some of the terms of the Debt Securities

5(a)	Opinion of Paul K. Sandness, General Counsel to MDU Resources.

5(b)	Opinion of Thelen Reid Brown Raysman & Steiner LLP, counsel to MDU Resources.

12	Computation of Ratio of Earnings to Fixed Charges

23(a)	Consent of Deloitte & Touche LLP

23(b)	The consents of Paul K. Sandness and Thelen Reid Brown Raysman & Steiner LLP are contained in their opinions filed as Exhibit 5(a) and 5(b), respectively, to this Registration Statement.

24	Power of Attorney is contained on the first of two signature pages of this Registration Statement.

25	Form T-1 Statement of Eligibility of The Bank of New York with respect to the Indenture.
______________

+	To be filed by amendment or pursuant to a report filed pursuant to Section 13 or 15(d) of the Exchange Act if applicable.
*	Incorporated into this document by reference as indicated.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i) (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

Each director and/or officer of the registrant whose signature appears below hereby appoints the Agents for Service named in this registration statement, and each of them severally, as his/her attorney-in-fact to sign in his/her name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such Agent for Service as its attorney-in-fact with like authority to sign and file any such amendment in its name and behalf.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota on the 28th day of May, 2008.

MDU RESOURCES GROUP, INC.
By:	/s/ Terry D. Hildestad
Terry D. Hildestad President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry D. Hildestad	Chief Executive Officer and Director	May 28, 2008
Terry D. Hildestad (President and Chief Executive Officer)

/s/ Vernon A. Raile	Chief Financial Officer	May 28, 2008
Vernon A. Raile (Executive Vice President, Treasurer and Chief Financial Officer)

/s/ Doran N. Schwartz	Chief Accounting Officer	May 28, 2008
Doran N. Schwartz (Vice President and Chief Accounting Officer)

/s/ Harry J. Pearce	Director	May 28, 2008
Harry J. Pearce
(Chairman of the Board)

/s/ Thomas Everist	Director	May 28, 2008
Thomas Everist

/s/ Karen B. Fagg	Director	May 28, 2008
Karen B. Fagg

/s/ Dennis W. Johnson	Director	May 28, 2008
Dennis W. Johnson

/s/ Richard H. Lewis	Director	May 28, 2008
Richard H. Lewis

/s/ Patricia L. Moss	Director	May 28, 2008
Patricia L. Moss

/s/ John L. Olson	Director	May 28, 2008
John L. Olson

/s/ Sister Thomas Welder	Director	May 28, 2008
Sister Thomas Welder

/s/ John K. Wilson	Director	May 28, 2008
John K. Wilson

EXHIBIT INDEX

4(h)	Form of Officer’s Certificate establishing some of the terms of the Debt Securities

5(a)	Opinion of Paul K. Sandness, General Counsel to MDU Resources.

5(b)	Opinion of Thelen Reid Brown Raysman & Steiner LLP, counsel to MDU Resources.

12	Computation of Ratio of Earnings to Fixed Charges

23(a)	Consent of Deloitte & Touche LLP

23(b)	The consents of Paul K. Sandness and Thelen Reid Brown Raysman & Steiner LLP are contained in their opinions filed as Exhibit 5(a) and 5(b), respectively, to this Registration Statement.

24	Power of Attorney is contained on the first of two signature pages of this Registration Statement.

25	Form T-1 Statement of Eligibility of The Bank of New York with respect to the Indenture.